EXHIBIT 1
                                                                       ---------

                                AMENDMENT NO.1 TO
                          AGREEMENT AND PLAN OF MERGER



         Amendment No. 1 (the "AMENDMENT NO. 1"), dated as of July 26, 2002, to the AGREEMENT AND PLAN OF MERGER (the "MERGER AGREEMENT"), dated as of June 23, 2002, by and between PSCO ACQUISITION CORP. ("BUYER"), a Maryland corporation, and KONOVER PROPERTY TRUST, INC. ("TARGET"), a Maryland corporation. All capitalized terms which are used but not otherwise defined herein shall have the meanings specified to such terms in the Merger Agreement.

         WHEREAS, Buyer and Target are parties to the Merger Agreement, pursuant to which Buyer will merge with and into Target, with Target as the surviving corporation, on the terms and subject to the conditions set forth therein; and

         WHEREAS, pursuant to Section 10.4 of the Merger Agreement, Buyer and Target wish to amend the Merger Agreement as set forth below.

         NOW, THEREFORE, in consideration of the mutual agreements set forth herein, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

         1. EXHIBIT B. Exhibit B of the Merger Agreement is hereby deleted in its entirety.

         2. EXHIBIT B-1. The Merger Agreement is hereby amended by inserting the exhibit attached hereto as Exhibit B-1 immediately following Exhibit A of the Merger Agreement. Pursuant to this paragraph 2, Exhibit B-1 attached hereto shall be Exhibit B-1 of the Merger Agreement.

         3. EXHIBIT B-2. The Merger Agreement is hereby amended by inserting the exhibit attached hereto as Exhibit B-2 immediately following Exhibit B-1 of the Merger Agreement. Pursuant to this paragraph 3, Exhibit B-2 attached hereto shall be Exhibit B-2 of the Merger Agreement.

         4. WHEREAS CLAUSE. The fifth (5th) whereas clause in the Merger Agreement is hereby amended by deleting the reference to "(the "CO-INVESTMENT AGREEMENT")" in such whereas clause and replacing the reference to "(the "CO-INVESTMENT AGREEMENT")" with the following:

         (as the same may be amended or modified from time to time in accordance with its terms, the "CO-INVESTMENT AGREEMENT")

         5. SECTION 1.4. Section 1.4 of the Merger Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:

         SECTION 1.4       CHARTER.

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         If the Target Charter Amendments Two-Thirds Vote is obtained, the
         Charter of Target in effect immediately prior to the Effective Time shall be amended as of the Effective Time pursuant to the Articles of Merger to be substantially identical to the form of Charter attached hereto as Exhibit B-1, and, as so amended, such Charter shall be the Charter of the Surviving Corporation until duly amended or repealed. If the Requisite Target Vote is obtained but the Target Charter Amendments Two-Thirds Vote is not obtained, the Charter of Target in effect immediately prior to the Effective Time shall be amended as of the Effective Time pursuant to the Articles of Merger to be substantially identical to the form of Charter attached hereto as Exhibit B-2, and, as so amended, such Charter shall be the Charter of the Surviving Corporation until duly amended or repealed.

         6. SECTION 2.1(A). Section 2.1(a) of the Merger Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:

         (a) (i) Each share of Buyer Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into one fully paid and nonassessable share of common stock of the Surviving Corporation and (ii) each share of Buyer Preferred Stock issued and outstanding immediately prior to the Effective Time shall be converted into one fully paid and nonassessable share of series B redeemable preferred stock of the Surviving Corporation designated "Series B Redeemable Preferred Stock" and having the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other terms and conditions set forth in the form of Charter of the Surviving Corporation attached to this Agreement as Exhibit B-1, in the case that the Target Charter Amendments Two-Thirds Vote is obtained, and Exhibit B-2, in the case that the Requisite Target Vote is obtained but the Target Charter Amendments Two-Thirds Vote is not obtained.

         7. SECTION 2.2(F). Section 2.2(f) of the Merger Agreement is hereby amended by deleting the reference to "Exhibit B" in such section and replacing the reference to "Exhibit B" with the following:

         Exhibit B-1, in the case that the Target Charter Amendments Two-Thirds Vote is obtained, and Exhibit B-2, in the case that the Requisite Target Vote is obtained but the Target Charter Amendments Two-Thirds Vote is not obtained

         8. Section 4.2(a). Section 4.2(a) of the Merger Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:

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         Target has the corporate power and authority necessary to execute, deliver and, other than with respect to the Merger, perform this Agreement and with respect to the Merger, subject to obtaining the approval of this Agreement and the Merger by the affirmative vote of the holders of a majority of the then outstanding shares of Target Common Stock (the "REQUISITE TARGET VOTE"), to perform its obligations under this Agreement and to consummate the transactions contemplated hereby (other than certain Charter amendments contemplated by Exhibit B-1 which require obtaining the Target Charter Amendments Two-Thirds
         Vote). The execution, delivery and performance of this Agreement and each instrument required hereby to be executed and delivered by Target or any Target Subsidiary prior to or at the Effective Time and the consummation of the transactions contemplated herein, including the Merger, the OP Transfer, the OP Merger and the OP Distribution, have been duly and validly authorized by the Special Committee and the Board of Directors of Target (including, with respect to the OP Merger and the OP Distribution, on behalf of Target in its capacity as the general partner of the Target Operating Partnership, and with respect to the OP Transfer, on behalf of Target in its capacity as the sole stockholder of KPTPHC) and, except for obtaining the Requisite Target Vote, no other corporate action on the part of Target is necessary to authorize the execution, delivery and performance by Target of this Agreement and the consummation by Target or any Target Subsidiary of the transactions contemplated herein (other than certain Charter amendments contemplated by Exhibit B-1 which require obtaining the Target Charter Amendments Two-Thirds Vote). This Agreement has been duly executed and delivered by Target and is a legal, valid, and binding obligation of Target, enforceable against Target in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

         9. SECTION 4.19. Section 4.19 of the Merger Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:

         SECTION 4.19.     TARGET VOTING REQUIREMENTS.

         Other than the Target Charter Amendments Two-Thirds Vote necessary to amend certain provisions of Target's Charter pursuant to the Merger as contemplated by Exhibit B-1, the Requisite Target Vote is the only vote of the holders of any class or series of the stock

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         of the Target necessary under the Target's Charter, the MGCL or any other Law or the rules of the NYSE, to adopt this Agreement and approve the transactions contemplated by this Agreement and for consummation by Target of the transactions contemplated by this Agreement.

         10. SECTION 5.1. Section 5.1 of the Merger Agreement is hereby amended by adding the following sentence immediately before the last sentence in such section:

         Buyer has, on or prior to the date of Amendment No.1, delivered to Target a true, complete and correct copy of the Charter of Buyer, as amended and in full force and effect as of the date of Amendment No.1.

         11. SECTION 5.5. Section 5.5 of the Merger Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:

         5.5      CAPITALIZATION.

         The authorized stock of Buyer consists of forty million (40,000,000) shares of Buyer Common Stock and one hundred fifty (150) shares of Buyer Preferred Stock. As of the date of this Agreement, one thousand
         (1000) shares of Buyer Common Stock are validly issued and outstanding and fully paid and nonassessable, of which five hundred (500) shares are owned by PSRT and five hundred (500) shares are owned by KI. As of the date of this Agreement, no shares of Buyer Preferred Stock are issued and outstanding. After giving effect to the transactions contemplated by the Co-Investment Agreement, the transactions contemplated by this Agreement, including the Merger, and the REIT Subscription Transaction, and assuming that all holders of Series A Convertible Preferred Stock elect to receive the Preferred Stock Continued Interest Per Share, the issued and outstanding stock of the Surviving Corporation immediately after giving effect to the foregoing will be in all material respects as set forth in Section 5.5 of the Buyer Disclosure Memorandum.

         12. SECTION 10.1(A). Section 10.1(a) of the Merger Agreement is hereby amended by adding the following definition of "Amendment No. 1" immediately after the definition of "Agreement":

         "AMENDMENT NO. 1" means the Amendment No. 1 to the Merger Agreement, dated as of July 26, 2002, by and between Buyer and Target.

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         13.      SECTION 10.1(A). Section 10.1(a) of the Merger Agreement is
hereby amended by adding the following definition of "Buyer Preferred Stock" immediately after the definition of "Buyer Material Adverse Effect":

         "BUYER PREFERRED STOCK" means the Redeemable Preferred Stock, par value $.01 per share, of Buyer.

         14. SECTION 10.1(A). Section 10.1(a) of the Merger Agreement is hereby amended by deleting the definition of "Exhibit B" in its entirety.

         15. SECTION 10.1(A). Section 10.1(a) of the Merger Agreement is hereby amended by adding the following definition of "Exhibit B-1" immediately after the definition of "Exhibit A":

         "EXHIBIT B-1" means the Exhibit so marked, a copy of which is attached to this Agreement. Such Exhibit is hereby incorporated by reference herein and made a part hereof, and may be referred to in this Agreement and any other related instrument or document without being attached hereto.

         16. SECTION 10.1(A). Section 10.1(a) of the Merger Agreement is hereby amended by adding the following definition of "Exhibit B-2" immediately after the definition of "Exhibit B-1":

         "EXHIBIT B-2" means the Exhibit so marked, a copy of which is attached to this Agreement. Such Exhibit is hereby incorporated by reference herein and made a part hereof, and may be referred to in this Agreement and any other related instrument or document without being attached hereto.

         17. Section 10.1(a). Section 10.1(a) of the Merger Agreement is hereby amended by deleting the definition of "REIT Subscription Transaction" in its entirety and replacing such definition with the following:

         "REIT SUBSCRIPTION TRANSACTION" means the purchase by more than 100 individuals of up to one hundred fifty (150) shares of Buyer Preferred Stock at a price of up to $500 per share immediately prior to the Effective Time, which purchases will be effectuated for the purpose of allowing the Surviving Corporation to continue to qualify as a REIT and, to the extent the form of Charter attached hereto as Exhibit B-2 becomes the Charter of the Surviving Corporation because the Target Requisite Vote is obtained but the Target Charter Amendments Two-Thirds Vote is not obtained, complying with subparagraph A(4)(b)(iii) of
         Article IV of the Surviving Corporation's Charter.

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         18.      SECTION 10.1(A). Section 10.1(a) of the Merger Agreement is
hereby amended by adding the following definition of "Target Charter Amendments Two-Thirds Vote" immediately after the definition of "Target Benefit Plans":

         "TARGET CHARTER AMENDMENTS TWO-THIRDS VOTE" means the affirmative vote of the holders of two-thirds of the shares of Common Stock of Target outstanding.

         19. CONTINUED FORCE AND EFFECT. This Amendment No. 1 shall not constitute a waiver, amendment or modification of any other provision of the Merger Agreement not expressly referred to herein. Except as expressly amended or modified herein, the provisions of the Merger Agreement are and shall remain in full force and effect. From and after the date hereof, all references to the Merger Agreement or to "this Agreement" in the Merger Agreement shall be deemed to mean the Merger Agreement, as amended by this Amendment No. 1.

         20. COUNTERPARTS. This Amendment No. 1 may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         21. GOVERNING LAW. Regardless of any conflict of law or choice of law principles that might otherwise apply, the parties hereto agree that this Amendment No. 1 shall be governed by and construed in all respects in accordance with the laws of the State of Maryland. The parties hereto all expressly agree and acknowledge that the State of Maryland has a reasonable relationship to the parties and/or this Amendment No. 1.

         22. AMENDMENTS. This Amendment No. 1 and any of the provisions hereof may not be amended, altered or added to in any manner except by a document in writing and signed by each party hereto.

         23. CAPTIONS; ARTICLES AND SECTIONS. The captions contained in this Amendment No. 1 are for reference purposes only and are not part of this Amendment No. 1. Unless otherwise indicated, all references to particular Articles or Sections shall mean and refer to the referenced Articles and Sections of the Merger Agreement, as amended by this Amendment No. 1.

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                  IN WITNESS WHEREOF, the parties hereto have caused this
Amendment No. 1 to be executed and delivered by their respective officers hereunto duly authorized on the first day above written.



                                   PSCO ACQUISITION CORP.


                                   By:  /s/ David B. Henry
                                        ---------------------------------------
                                        Name:   David B. Henry
                                        Title:  President





                                   KONOVER PROPERTY TRUST, INC.


                                   By:  /s/ J. Michael Maloney
                                        ---------------------------------------
                                        Name:   J. Michael Maloney
                                        Title:  President